SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):     January 16, 2007
BLACKBAUD, INC.

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

000-50600	11-2617163

(Commission File Number)	(IRS Employer ID Number)
2000 Daniel Island Drive, Charleston, South Carolina 29492

(Address of principal executive offices)               (Zip Code)
Registrant’s telephone number, including area code      (843) 216-6200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.
On January 16, 2007, Blackbaud, Inc. acquired privately owned Target Software, Inc. and Target Analysis Group, Inc., companies that were related through common ownership based in Cambridge, Massachusetts. The acquisition was completed pursuant to a Stock Purchase Agreement dated as of the same date, pursuant to which Blackbaud acquired all of the outstanding shares of capital stock of Target Software and Target Analysis. Target Software and Target Analysis will continue as wholly owned subsidiaries of Blackbaud.
Under the terms of the Stock Purchase Agreement, Blackbaud initially paid approximately $54.0 million to the stockholders of Target Software and Target Analysis, which includes $7.8 million that was placed into an escrow account to satisfy any indemnification claims pursuant to the terms of the Stock Purchase Agreement. The stockholders of Target Software and Target Analysis are also entitled to receive up to an additional $2.4 million pursuant to a one-year earnout arrangement. Blackbaud also paid approximately $2.1 million to holders of options to purchase shares of Target Software and Target Analysis stock as well as $800,000 to certain senior executives of Target Software and Target Analysis in connection with entering into noncompetition agreements.
Blackbaud financed the acquisitions through a combination of cash and borrowings under its credit facility with Wachovia Bank, N.A. The Stock Purchase Agreement was negotiated between Blackbaud, the Target entities and the stockholders of the Target Entities. Prior to the acquisition, there were no material relationships between Blackbaud, the Target entities, any of their respective affiliates, directors or officers or any associates of such directors or officers, or any of the stockholders of the Target entities.
Charles Longfield, who was the chief executive officer, a director and a significant stockholder of the Target entities, will become chief scientist for Blackbaud. Lee Gartley, who was the president, a director and a stockholder of the Target entities, will remain as president of the Target entities as well as becoming a senior vice president of Blackbaud.
The summary description of the transaction set forth above is qualified in its entirety by the terms of the Stock Purchase Agreement, which is attached to this report as Exhibit 2.2. Blackbaud issued a press release regarding the acquisition on January 16, 2007, a copy of which is attached to this report as Exhibit 99.1.
Item 9.01.  Financial Statements and Exhibits.
(a)     Financial statements of business acquired.
     Financial statements of Target Software and Target Analysis have not been included herein but are expected to be included in an amendment to this Current Report on Form 8-K to be filed not later than 71 days after the date that this Current Report on Form 8-K is required to be filed.
(b)     Pro forma financial information.
     Pro forma financial information required pursuant to Article 11 of Regulation S-X has not been included herein but is expected to be included in an amendment to this Current Report on Form 8-K to be filed not later than 71 days after the date that this Current Report on Form 8-K is required to be filed.
(d)     Exhibits

Exhibit
Number	Description of Document

2.2	Stock Purchase Agreement among Target Software, Inc., Target Analysis Group, Inc., all of the stockholders of Target Software, Inc. and Target Analysis Group, Inc., Charles L. Longfield, as Stockholder Representative, and Blackbaud, Inc., dated as of January 16, 2007.

99.1	Press release dated January 16, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date: January 18, 2007	/s/ Timothy V. Williams

Timothy V. Williams, Vice President and Chief Financial Officer